Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statement (No. 333-150563) on Form S-8 and in Registration Statement (No. 333-155595) on Form S-3 of Boise Inc. of our report dated February 21, 2008, relating to our audit of the consolidated financial statements of Aldabra 2 Acquisition Corp. which appears in this Annual Report on Form 10-K of Boise Inc. for the year ended December 31, 2008.

/s/ McGladrey & Pullen, LLP

New York, New York
February 23, 2009